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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               December 29, 1999
                                 Date of Report
                       (Date of earliest event reported)

                              INFOSPACE.COM, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


           0-25131                               91-1718107
     (Commission File No.)           (IRS Employer Identification Number)


                             15375 N.E. 90/th/ Street
                           Redmond, Washington 98052
                    (Address of Principal Executive Offices)

                                  425-602-0600
              (Registrant's Telephone Number, Including Area Code)
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Item 2.   Acquisition or Disposition of Assets
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     On December 29, 1999, InfoSpace.com, Inc., a Delaware corporation
("InfoSpace.com"), completed its acquisition of Zephyr Software, Inc., a Delaware corporation ("Zephyr Software"). In the acquisition of Zephyr Software, InfoSpace.com issued 166,959 shares (or options to purchase shares) of its common stock (333,918 shares after giving effect to the 2-for-1 stock split of InfoSpace.com's Common Stock effected on January 4, 2000) in exchange for all of the outstanding shares of Zephyr Software common stock, preferred stock, options and warrants. The acquisition will be accounted for under the purchase method of accounting. The transaction is valued at approximately $33.9 million based on the closing price of InfoSpace.com common stock on December 29, 1999.

Item 7.     Financial Statements and Exhibits
-------     ---------------------------------

     (a)    Financial Statements of Business Acquired.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than March 13, 2000.

     (b)    Pro Forma Financial Information.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than March 13, 2000.

     (c)    Exhibits.

            2.1 Agreement and Plan of Reorganization, dated as of October 22, 1999, by and between the registrant and Zephyr Software.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 6, 2000                      InfoSpace.com, Inc.

                                            By:/s/ Ellen B. Alben
                                               ---------------------------------
                                               Ellen B. Alben
                                               Senior Vice President, Legal and
                                               Business Affairs and Secretary

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                               INDEX TO EXHIBITS


   Exhibit
    Number     Description
    ------     -----------

     2.1 Agreement and Plan of Reorganization, dated as of October 22, 1999, by and between the registrant and Zephyr Software.

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